PHOTRONICS, INC. AND SUBSIDIARIES
Non-GAAP Financial Measure
Reconciliation of GAAP Net income to EBITDA
(in thousands)
(Unaudited)

	Three Months Ended
	January 29,	January 30,
	2012	2011
GAAP Net income (a)	$4,841	$13,584

Add: interest expense	1,781	1,711
Add: income tax expense	3,321	3,483
Add: depreciation and amortization	22,295	22,808
Add (less): special items (b)	794	553
EBITDA	$33,032	$42,139

(a)	Includes net income attributable to noncontrolling interests.

(b)	Special items consist of non-cash consolidation and restructuring charges, warrants expense (income), and stock compensation expense.